Exhibit 10.1

EXECUTION VERSION

CONSENT AND AMENDMENT

CONSENT AND AMENDMENT, dated as of December 14, 2018 (this “Consent and Amendment”), in respect of the Fourth Amended and Restated Revolving Credit and Guaranty Agreement, dated as of March 7, 2017, among Tower Automotive Holdings USA, LLC (the “Borrower”), Tower International, Inc. (“Holdings”), Tower Automotive Holdings I, LLC (“Holdco”), Tower Automotive Holdings II(a), LLC (“Foreign Holdco”), and the other Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Issuing Lender, Swing Line Lender and administrative agent (the “Agent”) (as in effect immediately prior to giving effect to this Consent and Amendment, the “Loan Agreement”, and as amended by this Consent and Amendment, the “Amended Loan Agreement”).

WHEREAS, the Borrower has notified the Agent and the Lenders that an indirect Subsidiary of Holdco may sell or otherwise dispose of all or substantially all of the Equity Interests of Tower Automotive Holdings Europe B.V. to Financière SNOP Dunois S.A. (such disposition, the “Tower Europe Disposition”);

WHEREAS, in connection with the consummation of the Tower Europe Disposition, the Borrower has requested certain amendments to the Loan Agreement (the “Amendments”) including the extension of the Maturity Date to March 7, 2023;

WHEREAS, the Consenting Lenders (as defined below) party hereto (which constitute the Super-majority Lenders) have agreed to consent to the Tower Europe Disposition and to the Amendments;

WHEREAS, JPMorgan Chase Bank, N.A. (or its affiliate, J.P. Morgan Securities LLC) (“JPMorgan”) has agreed to act in the roles and pursuant to the titles set forth in that certain engagement letter, dated November 28, 2018 (the “JPMorgan Engagement Letter”), among the Borrower, Holdings and JPMorgan, in respect of this Consent and Amendment;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1.  Defined Terms; References.  Unless otherwise specifically defined herein, each term used herein which is defined in the Loan Agreement has the meaning assigned to such term in the Amended Loan Agreement.  The rules of construction and other interpretive provisions specified in Section 1.02 of the Amended Loan Agreement shall apply to this Consent and Amendment, including terms defined in the preamble and recitals hereto.

Section 2.  Consent.  Subject to the satisfaction of the conditions set forth in Section 6 below and in the proviso to this sentence, and in reliance on the representations and warranties contained in Section 5 below, the Lenders party hereto (i) hereby consent to the Tower Europe Disposition and agree that the consummation of the Tower Europe Disposition shall be permitted under the Loan Agreement, notwithstanding anything to the contrary therein or in any other Loan Document; (ii) hereby agree that no Default or Event of Default shall arise solely as a result of the consummation thereof; and (iii) hereby consent to the sale or transfer by the Borrower and one or more of its Affiliates of certain intercompany loans (the “Intercompany Note Sale”) and agree that the consummation of such Intercompany Note Sale by the Borrower and its Affiliates shall be permitted under the Loan Agreement, notwithstanding anything to the contrary therein or in any other Loan Document.

Section 3.  Extension of Maturity Date.

(a)       Each Lender that is party to this Amendment (each, an “Consenting Lender”), agrees that on the Consent and Amendment Effective Date, the maturity date of its applicable Revolving Credit Commitments (including all the Assigned Commitments (as defined below)) and any Revolving Credit Loans held by it hereof shall be extended to March 7, 2023.

(b)       In accordance with the provisions of Section 10.09(b) of the Credit Agreement, the Revolving Credit Commitment (each, an “Assigned Commitment”) of any existing Lender that is not an Consenting Lender (each, a “Declining Lender”) shall be terminated and thereafter a Revolving Credit Commitment in the same amount shall be provided by one or more Consenting Lenders in such amounts so as to cause the Total Revolving Credit Commitments to be held as set forth on Annex I hereto.

(c)       On the Consent and Amendment Effective Date, all outstanding Revolving Credit Loans of each Declining Lender shall be repaid together with accrued interest and any other amounts due and payable pursuant to Sections 2.16, 2.21 and 2.22 of the Credit Agreement.

(d)       On the Consent and Amendment Effective Date, the participation obligations of the existing Lenders in the outstanding L/C Exposure and Swing Line Exposure shall be reallocated among the Consenting Lenders pro rata in accordance with their respective Revolving Credit Commitments set forth in Annex I hereto.

Section 4   Amendments.  Subject to the satisfaction of the conditions set forth in Section 6 below and in the proviso to Section 2, the Loan Agreement (and the schedules thereto) shall be amended as follows:

(a)       by adding the following definitions in Section 1.01 in alphabetical order:

“Consent and Amendment” shall mean that certain Consent and Amendment, dated as of December 14, 2018, among the Borrower, Holdings, Holdco, Foreign Holdco, the other Guarantors party thereto, the Lenders party thereto and the Agent.

“Consent and Amendment Effective Date” shall have the meaning provided in the Consent and Amendment.

“Dividing Person” has the meaning assigned to it in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“LLC” means any Person that is a limited liability company under the laws of its jurisdiction of formation.

“Mortgaged Property” means, collectively, the Initial Mortgaged Property and any New Mortgaged Property (in each case, as amended, released, restated, supplemented or otherwise modified from time to time).;

(b)       by amending and restating the definition of “Maturity Date” in Section 1.01 of the Credit Agreement as follows:

“Maturity Date” shall mean March 7, 2023.;

(c)       by amending and restating the definition of “Total Net Debt” in Section 1.01 of the Credit Agreement as follows:

“Total Net Debt” shall mean, at any time, the sum of (a) the aggregate amount of Indebtedness that would be reflected on a consolidated balance sheet of the Holdco Group prepared in accordance with GAAP at such time (other than any Indebtedness of the type described in clause (vi) of the definition of “Indebtedness”) minus (b) the lesser of (i) the aggregate amount of Unrestricted Cash that would be reflected on a consolidated balance sheet of the Holdco Group prepared in accordance with GAAP at such time and (ii) $300,000,000.;

(d)       by amending Section 3.05 by deleting the reference therein to “the ARCA Effective Date” and replacing it with “the Consent and Amendment Effective Date”;

(e)       by amending Section 3.15(a) by deleting the reference therein to “the ARCA Effective Date” and replacing it with “the Consent and Amendment Effective Date”;

(f)       by amending and restating Section 5.13(a) as follows:

“(a)  Subject to applicable law, Holdco shall cause each of its Domestic Subsidiaries formed or acquired after the ARCA Effective Date and each Division Successor pursuant to a Division of a Loan Party to become a Loan Party by executing the Joinder Agreement set forth as Exhibit I (the “Joinder Agreement”). Upon execution and delivery thereof, each such Person shall (i) automatically become a Subsidiary Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) execute supplements to the Security Documents pursuant to which it will grant Liens to the Agent, for the benefit of the Agent and the Lenders, in any and all property of such Subsidiary Guarantor to the extent provided for in the Security Documents, including a Mortgage on the interest of such Subsidiary Guarantor in each real property located in the United States owned or leased by it (subject to Sections 5.13(d) and 5.13(e)).”;

(g)       by amending and restating Section 6.01(a) as follows:

“(a)  Liens on any property or any assets of any Group Member existing on the Consent and Amendment Effective Date as reflected on Schedule 6.01; provided that (i) such Lien shall not apply to any other property or asset of such Group Member (other than after acquired property affixed thereto or incorporated therein and proceeds or products thereof) and (ii) such Lien shall secure only those obligations which it secures on the date hereof and Permitted Refinancing Indebtedness with respect thereto;”;

(h)       by amending and restating Section 6.02(a) as follows:

“(a)  No Group Member will merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, consummate a Division as the Dividing Person, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into Holdco in a transaction in which Holdco is the surviving corporation; (ii) any Group Member (other than Holdco) may merge into any other Group Member in a transaction in which the surviving entity is a Group Member (provided that if any party to any such transaction is (A) a Loan Party, the surviving entity of such transaction shall be a Loan Party, (B) a Domestic Subsidiary, the surviving entity of such transaction shall be a Domestic Subsidiary and (C) the Borrower, the surviving entity of such transaction shall be the Borrower); (iii) any Group Member that is an LLC (other than the Borrower) may consummate a Division as the Dividing Person if, immediately upon the  consummation of the Division, the assets of the applicable Dividing Person are held by one or more Subsidiaries at such time, or, with respect to assets not so held by one or more Subsidiaries, such Division, in the aggregate, would otherwise result in a Disposition permitted by Section 6.06(l), (iv) any Subsidiary (other than the Borrower) may liquidate or dissolve if Holdco determines in good faith that such liquidation or dissolution is in the best interests of the Holdco Group and is not materially disadvantageous to the Lenders; and (v) any Permitted Acquisition or disposition permitted by Section 6.06 may be effected by way of a merger or consolidation of a Subsidiary provided that, notwithstanding anything to the contrary in this Agreement, any Subsidiary which is a Division Successor resulting from a Division of assets of a Subsidiary (other than a Non-Material Subsidiary) may not be deemed to be a Non-Material Subsidiary at the time of or in connection with the applicable Division.”;

(i)       by amending and restating Section 6.03(a) as follows:

“(a)  Indebtedness existing on the Consent and Amendment Effective Date and set forth on Schedule 6.03 and Permitted Refinancing Indebtedness with respect thereto and certain intercompany indebtedness set forth on Schedule 6.03 under the title “Consent and Amendment Effective Date Intercompany Indebtedness” existing on the Consent and Amendment Effective Date and Permitted Refinancing Indebtedness with respect thereto, provided that such refinancing is limited to other intercompany debt;”;

(j)       by amending and restating Section 6.03(d) as follows:

“(d)(i)  Indebtedness incurred subsequent to the ARCA Effective Date secured by purchase money Liens (including Capitalized Leases), (ii) Indebtedness of a Person that becomes a Group Member (other than a result of a Division) after the ARCA Effective Date, provided that such Indebtedness is not created in contemplation thereof, and (iii) Permitted Refinancing Indebtedness in respect of Indebtedness described in (i) and (ii), in an aggregate amount for (i), (ii) and (iii) not to exceed $75,000,000;”;

(k)       by amending and restating Section 6.05(f) as follows:

“(f)  Investments existing on the Consent and Amendment Effective Date as set forth on Schedule 6.05 and any modification, replacement, renewal, reinvestment or extension thereof (provided that the amount of the original Investment is not increased except as otherwise permitted by this Section 6.05);”;

(l)       by amending and restating the first sentence of Section 6.06 as follows:

“No Group Member will sell or otherwise dispose (including pursuant to a Division) of any assets (including, without limitation, the capital stock of any Subsidiary), except for:”;

(m)         by deleting the word “and” after clause (vi) in Section 6.07(a) and replacing it with “,” and adding the following new clause (viii) to Section 6.07(a):

“and (viii) so long as no Default shall have occurred and be continuing or would result therefrom, Holdco may make Restricted Payments to Holdings, in an amount not to exceed $80,000,000, which amounts shall be used by Holdings to repurchase its Equity Interests.”;

(n)       by replacing Annex A with Annex A attached as Annex I hereto;

(o)       by replacing Schedule 3.05 with Schedule 3.05 attached as Annex II hereto;

(p)       by replacing Schedule 3.15(a) with Schedule 3.15(a) attached as Annex III hereto;

(q)       by replacing Schedule 6.01 with Schedule 6.01 attached as Annex IV hereto;

(r)       by replacing Schedule 6.03 with Schedule 6.03 attached as Annex V hereto;

(s)       by replacing Schedule 6.05 with Schedule 6.05 attached as Annex VI hereto; and

(t)       by replacing Schedule 6.06(j) with Schedule 6.06(j) attached as Annex VII hereto.

Section 5.  Effect of Consent and Amendment; Reaffirmation; Etc.

(a)       The terms and provisions set forth in this Consent and Amendment shall modify and supersede all inconsistent terms and provisions of the Loan Agreement and each other Loan Document, but shall not constitute a consent to the modification or waiver of any other term or condition of the Loan Agreement or any other Loan Document.  Except as expressly set forth herein or in the Amended Loan Agreement, this Consent and Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agent under the Loan Agreement or under any other Loan Document and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other provision of the Loan Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(b)       Without limiting the foregoing, (i) each Loan Party acknowledges and agrees that (A) each Loan Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Loan Agreement, as amended hereby) and (B) the Security Documents do, and all of the Collateral does, and in each case shall continue to, secure the payment of all Secured Obligations on the terms and conditions set forth in the Security Documents, and hereby ratifies the security interests granted by it pursuant to the Security Documents and (ii) each Guarantor hereby confirms and ratifies its continuing unconditional obligations as Guarantor in accordance with Article 9 of the Loan Agreement with respect to all of the Secured Obligations of each other Secured Obligor.

(c)       This Consent and Amendment constitutes a Loan Document.

Section 6.  Representations of Loan Parties.  Each of the Loan Parties hereby represents and warrants that:

(a)       all representations and warranties set forth in Article 3 of the Amended Loan Agreement and in each other Loan Document shall be true and correct in all material respects on and as of the Consent and Amendment Effective Date with the same effect as if made on and as of such date (unless such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true and correct in all material respects as of such specific date);

(b)       after giving effect to the effectiveness of the consent set forth in Section 2 hereof and the amendments set forth in Section 4 hereof, no Default or Event of Default shall exist or would result from the transactions contemplated by this Consent and Amendment; and

(c)       immediately after the consummation of the Tower Europe Disposition and the Intercompany Note Sale, each Loan Party will be Solvent.

Section 7.  Effectiveness.  This Consent and Amendment shall become effective on the date when the Agent shall have received from each Loan Party, the Agent, each Consenting Lender and the Lenders constituting the Super-majority Lenders  either (i) a counterpart of the Consent and Amendment signed on behalf of each such party or (ii) written evidence satisfactory to the Agent (which may include telecopy or electronic transmission of a signed signature page of the Amendment) that each such party has signed a counterpart of the Consent and Amendment.

Notwithstanding the foregoing, the consent set forth in Section 2 and the amendments set forth in Section 4, shall not become effective until the date (the “Consent and Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(a)       the Tower Europe Disposition and the Intercompany Note Sale shall have been consummated;

(b)        the Borrower shall have paid (i) all fees due and payable to JPMorgan pursuant to the JPMorgan Engagement Letter and (ii) to JPMorgan, for the account of each Lender that has executed and delivered a signature page hereto on or prior to December 14, 2018, a consent fee in an amount equal to 0.25% of the Total Revolving Credit Commitments held by each such Lender as of such date.

(c)       JPMorgan shall have received all reasonable and documented costs and expenses required to be paid or reimbursed under Section 10.05 of the Loan Agreement or the Engagement Letter for which invoices have been presented a reasonable period of time prior to the Consent and Amendment Effective Date;

(d)       the representations and warranties set forth in Section 6 of this Consent and Amendment shall be true and correct;

(e)       the Agent shall have received a certificate of a Financial Officer of the Borrower as to the representations set forth in Section 6;

(f)       the Agent and the Lenders shall have received the favorable written opinion of Lowenstein Sandler LLP, counsel to the Loan Parties, dated the date of the Consent and Amendment Effective Date in form and substance reasonably satisfactory to the Agent;

(g)       the Agent shall have received for each of the Loan Parties:

(i)       a copy of such entity’s certificate of incorporation or formation, as amended, certified as of a recent date by the Secretary of State of the state of its incorporation or formation;

(ii)       a certificate of such Secretary of State, dated as of a recent date, as to the good standing of and payment of taxes by that entity and as to the charter documents on file in the office of such Secretary of State;

(iii)      a certificate of the Secretary or an Assistant Secretary of that entity dated the Consent and Amendment Effective Date, and certifying (A) that attached thereto is a true and complete copy of the by-laws or limited liability company operating agreement of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors or managers of that entity authorizing the execution, delivery and performance in accordance with their respective terms of this Consent and Amendment and any other documents required or contemplated hereunder, (C) that the certificate of incorporation or formation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer of that entity executing this Consent and Amendment and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii); and

(h)       the Agent shall have received evidence that, as of the Consent and Amendment Effective Date, the Loan Parties shall have entered into a corresponding amendment to that certain Term Loan and Guaranty Agreement, dated as of April 23, 2013, among Borrower, Holdings, Holdco, Foreign Holdco, the Subsidiary Guarantors party thereto, the financial institutions from time to time party thereto, as lenders, and Citibank N.A., as administrative agent for the lenders party thereto (the “Term Loan Lenders”) (as amended, restated, amended and restated, supplemented or otherwise modified prior to the Consent and Amendment Effective Date, the “Term Loan Credit Agreement”), providing consent by the Term Loan Lenders to the Tower Europe Disposition and the Intercompany Note Sale, on terms reasonably satisfactory to the Agent (it being understood and agreed that the draft amendment to the Term Loan Credit Agreement delivered to the Agent on December 14, 2018 is reasonably satisfactory to the Agent), and the Term Loan Credit Agreement as so amended shall be in full force and effect as of the Consent and Amendment Effective Date.

Section 8.  Mortgage Modifications.  By the date that is ninety (90) days after the Consent and Amendment Effective Date, as such time period may be extended in the Agent’s reasonable discretion, the applicable Loan Party shall deliver to the Agent, unless otherwise agreed by the Agent in its reasonable discretion, the following items: (i) any amendments to the Mortgages of such Loan Party reasonably necessary to effectuate the transactions contemplated hereby; (ii) with respect to any Mortgage that is amended pursuant to the foregoing clause (i) of this Section 8, mortgage modification and/or bring-down endorsements to the applicable ALTA loan title insurance policy  issued with respect to such Mortgage; (iii) a Flood Determination Form with respect to each Mortgaged Property and, if applicable for any such Mortgaged Property, a Borrower Notice and Evidence of Flood Insurance; and (iv) such other documentation reasonably requested by the Agent in connection with any of the foregoing (including the delivery of local counsel opinions solely with respect to enforceability of any such Mortgage amendments, if requested by the Agent in its reasonable discretion) to give effect to the transactions contemplated by this Consent and Amendment, in each case, in form and substance reasonably satisfactory to the Agent.

Section 9.  Governing Law.  THIS CONSENT AND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 10.  Counterparts.  This Consent and Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Consent and Amendment by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Consent and Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Consent and Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

TOWER AUTOMOTIVE HOLDINGS USA, LLC

By:	/s/ Jeffrey L. Kersten
	Name:	Jeffrey L. Kersten
	Title:	Vice President

GUARANTORS:

TOWER INTERNATIONAL, INC. (formerly known as Tower Automotive, LLC)

By:	/s/ Jeffrey L. Kersten
	Name:	Jeffrey L. Kersten
	Title:	EVP and CFO

TOWER AUTOMOTIVE HOLDINGS I, LLC

By:	/s/ Jeffrey L. Kersten
	Name:	Jeffrey L. Kersten
	Title:	Vice President

TOWER AUTOMOTIVE HOLDINGS II(a), LLC

By:	/s/ Jeffrey L. Kersten
	Name:	Jeffrey L. Kersten
	Title:	Vice President

[Signature Page to Consent and Amendment]

TOWER AUTOMOTIVE OPERATIONS USA I, LLC

By:	/s/ Jeffrey L. Kersten
	Name:	Jeffrey L. Kersten
	Title:	VP and CFO

TA HOLDINGS FINANCE, INC.

By:	/s/ Jeffrey L. Kersten
	Name:	Jeffrey L. Kersten
	Title:	Vice President

[Signature Page to Consent and Amendment]

JPMorgan Chase bank, N.A.,
as Agent, Issuing Lender, a Swing Line Lender and a Lender

By	/s/ Gene R Riego De Dios
	Name:	Gene R Riego De Dios
	Title:	Executive Director

[Signature Page to Consent and Amendment]

CITIBANK, N.A.,
as a Lender

By:	/s/ Matthew Burke
	Name:	Matthew Burke
	Title:	Vice President

[Signature Page to Consent and Amendment]

BMO HARRIS BANK, N.A.,
as a Lender

By:	/s/ Joshua Hovermale
	Name:	Joshua Hovermale
	Title:	Director

[Signature Page to Consent and Amendment]

Wells Fargo Bank, National Association,
as a Lender

By:	/s/ Craig P. Wasen
	Name:	Craig P. Wasen
	Title:	Senior Vice President

[Signature Page to Consent and Amendment]

Citizens Bank, N.A.,
as a Lender

By:	/s/ Stephen A. Maenhout
	Name:	Stephen A. Maenhout
	Title:	Senior Vice President

[Signature Page to Consent and Amendment]

Annex I

ANNEX A

to

FOURTH AMENDED AND RESTATED REVOLVING CREDIT AND GUARANTY AGREEMENT

		Revolving
		Credit
	Revolving Credit	Commitment
Lender	Commitment	Percentage
JPMorgan Chase Bank, N.A.	$45,000,000	22.5%
Citibank, N.A.	$45,000,000	22.5%
BMO Harris Bank, N.A.	$45,000,000	22.5%
Wells Fargo Bank, National Association	$40,000,000	20.0%
Citizens Bank, N.A.	$25,000,000	12.5%
Total	$200,000,000	100.0%